UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2011 (December 14, 2011)

Realogy Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173250, 333-173254 and 333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Domus Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173250	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2011, Realogy Corporation (the “Company”) and its subsidiaries entered into agreements to amend and extend the existing Apple Ridge Funding LLC securitization program utilized by the Company’s relocation services operating unit, Cartus Corporation (“Cartus”). Under the terms of the agreements, the program will be extended until December 11, 2013. The extension of the program involves (i) the issuance of a new series of secured variable funding notes issued by the Company’s wholly owned subsidiary, Apple Ridge Funding LLC (the “Notes”) to various commercial paper conduits and one financial institution and (ii) the redemption of notes issued in 2007. The Notes will bear interest based on variable commercial paper rates plus a spread or at the one-month LIBOR rate plus a spread, and have a maximum borrowing capacity of $400 million, based on the amount of the eligible assets being financed at any given point in time. The borrowing costs (inclusive of interest and lender fees) under the amended facility are expected to be approximately 100 basis points higher than under the existing facility. The closing of the transaction is expected to occur on December 16, 2011, subject to customary closing conditions.

The following agreements were executed: (i) the Seventh Omnibus Amendment, dated as of December 14, 2011, among Cartus, Cartus Financial Corporation , Apple Ridge Services Corporation, Apple Ridge Funding LLC (“Apple Ridge”), the Company, U.S. Bank National Association, as indenture trustee, paying agent, authentication agent, transfer agent and registrar, the managing agents party to the Note Purchase Agreement (defined below) and Credit Agricole Corporate and Investment Bank (“CA-CIB”), as administrative agent and lead arranger; and (ii) the Note Purchase Agreement, dated as of December 14, 2011, among Apple Ridge, as issuer, Cartus, as servicer, the conduit purchasers, committed purchasers and managing agents party thereto and CA-CIB, as administrative agent and lead arranger. The managing agents that are parties to the Note Purchase Agreement are CA-CIB, The Bank of Nova Scotia, Wells Fargo Bank, National Association, and Barclays Bank PLC.

The participants in the Apple Ridge facility and the indenture trustee and their respective affiliates have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for Realogy and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 8.01.	Other Events.

On December 14, 2011, the Company issued a press release announcing that it and its subsidiaries have entered into agreements to amend and extend the Apple Ridge Funding LLC securitization program. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

99.1	Press Release of Realogy Corporation issued December 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer

Date: December 14, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMUS HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer

Date: December 14, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Realogy Corporation issued December 14, 2011.

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